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                                                                     EXHIBIT 5.1


                                 June 13, 2001


HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas  77040-6094

Ladies and Gentlemen:

         We have acted as counsel for HCC Insurance Holdings, Inc., a Delaware corporation (the "Company") with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (2) shares of common stock, $1.00 par value, of the Company (the "Common Stock"), (3) shares of preferred stock, $.01 par value, of the Company (the "Preferred Stock"), and (4) warrants for the purchase of Common Stock (the "Warrants" and, together with the Debt Securities, Common Stock and the Preferred Stock, the "Securities").

         This opinion is further delivered in connection with the offer and sale by the Company and HCC Capital Trust I and HCC Capital Trust II, each a business trust formed under the Business Trust Act of the state of Delaware (each an "HCC Trust", and collectively, the "HCC Trusts" and together with the Company, the "Registrants") in connection with registration under the Securities Act by the Registrants of (1) preferred securities of each of the HCC Trusts (the "Trust Preferred Securities"); (2) guarantees by the Company of any Trust Preferred Securities issued by each HCC Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"); and (3) unsecured debt securities of the Company (the "Trust Debt Securities"). The Trust Debt Securities, the Trust Preferred Securities and the Guarantees are collectively referred to herein as the "Offered Trust Securities."
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HCC Insurance Holdings, Inc.
June 13, 2001
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         The aggregate initial offering price of the Securities and the Offered
Trust Securities to be offered and sold by Registrants, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $461,115,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated to the date hereof, (2) the Registration Statement, (3) the organizational documents of each of the HCC Trusts; and (4) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have further examined (1) the proposed form of Indenture for Trust Debt Securities or Debt Securities from the Company to First Union National Bank, as Trustee (the "Indenture") providing for the issuance of the Trust Debt Securities or Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (2) Trust Agreements among the Company, First Union National Bank, as Property Trustee and First Union Trust Company, N.A., as Delaware Trustee (the "Trust Agreements"); (3) other exhibits to the Registration Statement relating to the Securities and the Offered Trust Securities; and (4) corporate proceedings of the Registrants relating to the Registration Statement, the Indenture, the Trust Agreements, the Guarantees and the transactions contemplated thereby. In addition, we reviewed such questions of law we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities or Offered Trust Securities offered thereby; (iii) all Securities and Offered Trust Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indentures, a warrant agreement ("Warrant Agreement") relating to the Warrants, each Trust Agreement and the Guarantees will each be duly authorized, executed and delivered by the parties thereto; (v) each person signing an Indenture, a Warrant Agreement, a Trust Agreement and a Guarantee will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock, that the Company shall have such number of shares of Common Stock, as set forth in such
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HCC Insurance Holdings, Inc.
June 13, 2001
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offering or sale, authorized or created and available for issuance; (vii) at the time of any offering or sale of any shares of Preferred Stock, that the Company shall have such number of shares of Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities or Offered Trust Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities or Offered Trust Securities issuable upon conversion, exchange or exercise of any Debt Securities, Warrant or Trust Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

         (i) When (a) the applicable Indenture relating either to senior Debt Securities, subordinated Debt Securities or Trust Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) and/or the HCC Trusts has taken all necessary corporate or similar action to approve the issuance and terms of any such Debt Securities or Trust Debt Securities or Guarantee,
               (c) the terms of such Debt Securities or Trust Debt Securities or Guarantee and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the HCC Trusts and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the HCC Trusts, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities or Trust Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities or Trust Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities, Trust Debt Securities or Guarantee will constitute valid and legally binding obligations of the Company and/or the applicable HCC Trust respectively, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity
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HCC Insurance Holdings, Inc.
June 13, 2001
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               or at law), and the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         (ii) When (a) the terms of any Warrant and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law.

         (iii) Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company in conformity with the Delaware General Corporation Law and the Certificate of Incorporation, as amended, of the Company and upon the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively, relating thereto, such shares will be validly issued, fully paid and non-assessable.

         (iv) The Common Stock when authorized and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully-paid and non-assessable.
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HCC Insurance Holdings, Inc.
June 13, 2001
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         As to the legality of the Trust Preferred Securities to be issued by the HCC Trusts, you are receiving the opinion of Richards, Layton & Finger, special Delaware counsel to the HCC Trusts and the Company.

         Our opinions expressed herein are limited in all respects to the laws of the State of Texas, the laws of the State of Delaware (including the Delaware General Corporation Law) and the federal laws of United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                     Very truly yours,

                                                     HAYNES AND BOONE, LLP